UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2019

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia		22031
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

  Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock	ICFI	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[] Emerging growth company

[] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01	Regulation FD Disclosure

ICF Incorporated, LLC, a subsidiary of ICF International, Inc. (the “Company”), previously reported that on June 7, 2018 it entered into a professional services agreement (the “Agreement”) with an authority of the Government of Puerto Rico (the “Authority”), with funding in the form of a grant from the Federal Emergency Management Agency. Under the agreement, the Company provides disaster recovery grant claims review and disaster recovery project formulation services assistance to the Authority related to Hurricanes Irma and Maria.

On June 5, 2019, the Company and the Authority executed a modification to the agreement that expanded the services of the initial Agreement and raised the total contract value from $188,850,000 to $338,809,096, based on the exercise of all options and the availability of funds. The contract term remains approximately 37 months and runs through June 30, 2021, inclusive of option periods. The modification has been executed by the parties, and approved by the Authority’s Board and others. This modification reflects the increased pace at which the Company has been executing on the Agreement over the past several months. It is expected to add approximately $20 million to the Company’s revenues in the second half of 2019. Accordingly, the Company maintains its current guidance ranges for full year 2019.

The information contained in this report is considered to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that Section. The information in this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including the risks associated with our contract with the Authority that are similar to those associated with other contracts we perform, such as (a) the risk of claims by the Authority, other parties involved in delivering our services, and citizens and businesses seeking, or disappointed with, assistance provided in stressful circumstances, (b) risks associated with the possibility of audits by the Authority and federal and other agencies, and (c) the other risks set forth in Item 1A of our Annual Report on Form 10-K for the  fiscal year ended December 31, 2018 under the headings “Risks Related to Our Industry” and “Risks Related to Our Business.” These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: June 10, 2019	By:	/s/ James E. Daniel
James E. Daniel Executive Vice President